UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2011

ENERJEX RESOURCES, INC.
(Exact Name of Registrant as specified in its charter)

 Nevada
(State or other jurisdiction of incorporation)

000-30234	88-0422242
(Commissioner File Number)	(IRS Employer Identification No.)

4040 Broadway, Suite 305, San Antonio, Texas 78209
(Address of principal executive offices)

(210) 451-5545
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On October 3, 2011, EnerJex Resources, Inc., a Nevada corporation (the "Company") and EnerJex Kansas, Inc., DD Energy, Inc., Black Sable Energy, LLC and Working Interest, LLC (together with the Company, the "Borrowers") entered into a $50,000,000 senior secured reducing revolving line of credit facility pursuant to an Amended and Restated Credit Agreement (the "Credit Agreement") with Texas Capital Bank, N.A., (the "Bank") as Administrative Agent, L/C Issuer and Bank (as those terms are defined in the Credit Agreement), and other financial institutions and banks that may become a party to the Credit Agreement from time to time.

The facilities provided under the Credit Agreement are to be used to refinance the Company's prior outstanding revolving loan facility with Bank, dated July 3, 2008, and for working capital and general corporate purposes.

At the Company's option, loans under the facility will bear stated interest based on the Base Rate plus Base Rate Margin, or Floating Rate plus Floating Rate Margin (as those terms are defined in the Credit Agreement). The Base Rate will be, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 0.50% and (b) the Bank's prime rate. The Floating Rate shall mean, at Borrower's option, a per annum interest rate equal to (i) the Eurodollar Rate plus Eurodollar Margin, or (ii) the Base Rate plus Base Rate Margin (as those terms are defined in the Credit Agreement). Eurodollar borrowings may be for one, two, three, or six months, as selected by the Borrowers. The margins for all loans are based on a pricing grid ranging from 0.00% to 0.75% for the Base Rate Margin and 2.25% to 3.00% for the Floating Rate Margin based on the Company's Borrowing Base Utilization Percentage (as defined in the Credit Agreement).

The credit facility is secured by a first priority lien and security interest in the assets of the Borrowers.  The term of the credit facility ends on October 3, 2015.

Pursuant to the terms of the Credit Agreement, the Company is subject to requirements including covenants requiring the maintenance of (i) properties, (ii) insurance and (iii) tangible property.  The Credit Agreement also contains customary representations and warranties, affirmative and negative covenants, notice provisions, and events of default, including change of control, cross-defaults to other debt, and judgment defaults.

The description herein of the Credit Agreement is qualified in its entirety, and the terms are incorporated herein, by reference to the Credit Agreement, in form of which is filed as Exhibit 10.1 hereto.

On October 5, 2011, the Company issued a press release announcing the transactions described above.  A copy of this press release is attached as Exhibit 99.1.  The information in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act.

Item 2.03.  Creation of a direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
10.1	Amended and Restated Credit Agreement dated October 3, 2011
99.1	Press Release dated October 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.

Date: October 6, 2011
	By:	/s/ Robert G. Watson, Jr.
Robert G. Watson, Jr., Chief Executive Officer